UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sykes Enterprises, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYKES ENTERPRISES, INCORPORATED

Supplement to Proxy Statement, dated April 12, 2013, Relating to the

Annual Meeting of Shareholders To Be Held on May 21, 2013

The biography for director James K. Murray, Jr., was inadvertently omitted from the proxy statement. Mr. Murray is a member of Class I, whose term will expire at the 2014 Annual Meeting, and his biography is below.

James (“Jack”) K. Murray, Jr., age 77, was elected to the Board of Directors in May 2005 and is a member and Chairman of the Finance Committee and a member of the Compensation and Human Resource Development Committee. Mr. Murray currently serves as Chairman of Murray Corporation, a private venture capital enterprise based in Tampa, Florida. Mr. Murray also serves as President of Murray Advisors, Inc. and as Chairman of the Advisory Board of HealthEdge Investment Fund II, a private equity fund focused primarily on investments in the health care field. In 1970, Mr. Murray was one of the founders of a company that is today HealthPlan Services, Inc. which was acquired by The Dun & Bradstreet Corporation (NYSE:DNB) in 1978. From 1978 through 1993, Mr. Murray served in various capacities for Dun & Bradstreet Corporation, including President of Dun & Bradstreet Credit Services, and from 1990 through 1993, served in various capacities including President, principal executive officer and Chairman for the Reuben H. Donnelley Corp., a publisher of telephone yellow pages. In 1994, Mr. Murray and other financial partners acquired HealthPlan Services from Dun & Bradstreet. In May 1995, HealthPlan Services became a public company and was listed on the New York Stock Exchange. Mr. Murray retired from HealthPlan Services in 2000. Mr. Murray serves on the boards of the University of Tampa, Canterbury Towers, and The General Theological Seminary.

Mr. Murray’s diverse experience in both the public company and private venture capital arenas allows him to bring to the Board significant leadership skills as well as business, transactional and financial analytic skills.

This information is being provided to all shareholders in addition to Sykes Enterprise’s proxy statement dated April 12, 2013, which you already received. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the Annual Meeting by giving new voting instructions as described in more detail in the proxy statement.

James T. Holder, Secretary

May 6, 2013